Exhibit 99.1
Mirum Pharmaceuticals Reports Second Quarter 2024 Financial Results and Provides Business Update
•Second quarter global net product sales of $77.8 million, on track to achieve full-year guidance of $310 to $320 million
•Positive interim results for volixibat in VISTAS PSC and VANTAGE PBC studies
•LIVMARLI for treatment of PFIC granted marketing authorization in Europe
•Initiating LIVMARLI EXPAND study for pruritus in rare cholestatic conditions
•Conference call to provide business updates today, August 7 at 1:30 p.m. PT/4:30 p.m. ET
FOSTER CITY, Calif. – August 7, 2024 - Mirum Pharmaceuticals, Inc. (Nasdaq: MIRM) today reported financial results for second quarter 2024 and provided a business update.
“The second quarter was marked by significant achievements across both our commercial medicines and development pipeline as we continued to execute on our strategic priorities,” said Chris Peetz, chief executive officer of Mirum. “The positive interim results of volixibat in the VISTAS PSC and VANTAGE PBC studies are exciting steps towards potential new treatment options for patients suffering from these rare liver diseases. We also achieved key regulatory milestones expanding access to LIVMARLI for patients with PFIC beginning with an approval in Europe for patients three months and older and a label expansion in the US to include patients 12 months and older, and we filed a new drug application for chenodiol in CTX. Finally, we are exploring LIVMARLI’s potential to treat cholestatic pruritus in other indications with the initiation of the EXPAND study.”
Commercial: Strong growth across all three approved medicines
•Second quarter 2024 global net product sales of $77.8 million grew 139% compared to the second quarter 2023.
•LIVMARLI second quarter net sales were $47.2 million, representing 45% growth compared to the second quarter 2023.
•Second quarter 2024 CHOLBAM and CHENODAL net sales were $30.5 million.
Regulatory and Pipeline: Achieved significant milestones and expanding pipeline
•Positive Interim results for volixibat in the VISTAS PSC and VANTAGE PBC studies.
•LIVMARLI approved in Europe for PFIC in patients three months and older.
•LIVMARLI approved in the US for cholestatic pruritus in PFIC in patients 12 months and older.
•Initiating the Phase 3 EXPAND study, a label expansion opportunity for LIVMARLI in additional settings of cholestatic pruritus in the second half of the year.
•New Drug Application (NDA) submitted for chenodiol in CTX.
Corporate and Financial: Strong balance sheet
•As of June 30, 2024, Mirum had cash, cash equivalents and investments of $295.4 million compared to $286.3 million as of December 31, 2023. Uses of cash in the second quarter 2024 included a $10 million milestone payment due to Takeda for the FDA approval of LIVMARLI for PFIC.
•Total operating expenses were $102.1 million for the quarter ended June 30, 2024, compared to $61.8 million for the quarter ended June 30, 2023. Total operating expense included $17.7 million of non-cash stock-based compensation and depreciation and amortization expense for the quarter ended June 30, 2024, compared to $9.7 million for the quarter ended June 30, 2023.
Business Update Conference Call
Mirum will host a conference call today, August 7, 2024, at 1:30 p.m. PT/4:30 p.m. ET, to provide business updates. Join the call using the following details:

Conference Call Details:
U.S./Toll-Free: +1 833 470 1428
International: +1 404 975 4839
Passcode: 771307
You may also access the call via webcast by visiting the Events & Presentations section on Mirum’s website. A replay of this webcast will be available for 30 days.

About LIVMARLI® (maralixibat) oral solution
LIVMARLI® (maralixibat) oral solution is an orally administered, ileal bile acid transporter (IBAT) inhibitor approved by the U.S. Food and Drug Administration for two pediatric cholestatic liver diseases. It is approved for the treatment of cholestatic pruritus in patients with Alagille syndrome (ALGS) in the U.S. three months of age and older and in Europe for patients two months of age and older. It is also approved in the U.S. for the treatment of cholestatic pruritus in patients with progressive familial intrahepatic cholestasis (PFIC) 12 months of age and older and in Europe for the treatment of PFIC in patients three months of age and older. For more information for U.S. residents, please visit LIVMARLI.com.
LIVMARLI has received Breakthrough Therapy designation for ALGS and PFIC type 2 and orphan designation for ALGS and PFIC. To learn more about ongoing clinical trials with LIVMARLI, please visit Mirum’s clinical trials section on the company’s website.
IMPORTANT SAFETY INFORMATION
Limitation of Use: LIVMARLI is not for use in PFIC type 2 patients who have a severe defect in the bile salt export pump (BSEP) protein.
LIVMARLI can cause side effects, including:
Liver injury. Changes in certain liver tests are common in patients with Alagille syndrome and PFIC but can worsen during treatment. These changes may be a sign of liver injury. In PFIC, this can be serious or may lead to liver transplant or death. Your healthcare provider should do blood tests and physical exams before starting and during treatment to check your liver function. Tell your healthcare provider right away if you get any signs or symptoms of liver problems, including nausea or vomiting, skin or the white part of the eye turns yellow, dark or brown urine, pain on the right side of the stomach (abdomen), bloating in your stomach area, loss of appetite or bleeding or bruising more easily than normal.
Stomach and intestinal (gastrointestinal) problems. LIVMARLI can cause stomach and intestinal problems, including diarrhea and stomach pain. Your healthcare provider may advise you to monitor for new or worsening stomach problems including stomach pain, diarrhea, blood in your stool or vomiting. Tell your healthcare provider right away if you have any of these symptoms more often or more severely than normal for you.
A condition called Fat Soluble Vitamin (FSV) Deficiency caused by low levels of certain vitamins (vitamin A, D, E, and K) stored in body fat is common in patients with Alagille syndrome and PFIC but may worsen during treatment. Your healthcare provider should do blood tests before starting and during treatment and may monitor for bone fractures and bleeding which have been reported as common side effects.
US Prescribing Information
EU SmPC
Canadian Product Monograph
About Volixibat
Volixibat is an oral, minimally absorbed agent designed to selectively inhibit the ileal bile acid transporter (IBAT). Volixibat may offer a novel approach in the treatment of adult cholestatic diseases by blocking the recycling of bile acids, through inhibition of IBAT, thereby reducing bile acids systemically and in the liver. Phase 1 and Phase 2 studies of volixibat demonstrated on-target fecal bile acid excretion, a pharmacodynamic marker of ASBT inhibition, in addition to decreases in LDL cholesterol and increases in 7αC4 which are markers of bile acid synthesis. Volixibat has been evaluated in more than 400 individuals across multiple clinical trials. The most common adverse events reported were mild to moderate gastrointestinal events observed in the volixibat groups. Volixibat is currently being evaluated in Phase 2b studies for primary sclerosing cholangitis (VISTAS study), and primary biliary cholangitis (VANTAGE study).

About CHOLBAM® (cholic acid) capsules
The FDA approved CHOLBAM® (cholic acid) capsules in March 2015, the first FDA-approved treatment for pediatric and adult patients with bile acid synthesis disorders due to single enzyme defects, and for adjunctive treatment of patients with peroxisome biogenesis disorder-Zellweger spectrum disorder. The effectiveness of CHOLBAM® has been demonstrated in clinical trials for bile acid synthesis disorders and the adjunctive treatment of peroxisomal disorders. An estimated 200 to 300 patients are current candidates for therapy.
CHOLBAM® (cholic acid) Indication
CHOLBAM is a bile acid indicated for
•Treatment of bile acid synthesis disorders due to single enzyme defects.
•Adjunctive treatment of peroxisomal disorders, including Zellweger spectrum disorders, in patients who exhibit manifestations of liver disease, steatorrhea, or complications from decreased fat-soluble vitamin absorption.
LIMITATIONS OF USE
The safety and effectiveness of CHOLBAM on extrahepatic manifestations of bile acid synthesis disorders due to single enzyme defects or peroxisomal disorders, including Zellweger spectrum disorders, have not been established.
IMPORTANT SAFETY INFORMATION
WARNINGS AND PRECAUTIONS – Exacerbation of liver impairment
Monitor liver function and discontinue CHOLBAM in patients who develop worsening of liver function while on treatment.
Concurrent elevations of serum gamma glutamyltransferase (GGT) and alanine aminotransferase (ALT) may indicate CHOLBAM overdose.
Discontinue treatment with CHOLBAM at any time if there are clinical or laboratory indicators of worsening liver function or cholestasis.
ADVERSE REACTIONS
The most common adverse reactions (≥1%) are diarrhea, reflux esophagitis, malaise, jaundice, skin lesion, nausea, abdominal pain, intestinal polyp, urinary tract infection, and peripheral neuropathy.
Please see full Prescribing Information for additional Important Safety Information.
About Cerebrotendinous Xanthomatosis
Cerebrotendinous xanthomatosis (CTX) is a rare, progressive and underdiagnosed disorder of cholesterol metabolism affecting many parts of the body. In people with CTX, the body is unable to break down cholesterol properly causing toxins (e.g., cholestanol and bile alcohols) to build up throughout the body over time. The disorder is inherited in an autosomal recessive genetic manner. Signs and symptoms of CTX include neonatal cholestasis (jaundice or bile flow interruption), chronic diarrhea, the development of bilateral cataracts before the age of 18, development of tendon xanthomas (fatty deposits in the tendons) during teenage years or later, and neurologic deterioration. The types, combinations and severity of symptoms can be different from person to person making diagnosis challenging and often delayed.
About chenodiol tablets
Chenodiol tablets is another name for chenodeoxycholic acid (CDCA). CDCA is a naturally occurring bile acid that was originally approved for the treatment of people with radiolucent stones in the gallbladder. More recently, the US Food and Drug Administration (FDA) granted chenodiol orphan drug designation for cerebrotendinous xanthomatosis (CTX). CTX is a rare progressive disorder that can affect the brain, spinal cord, tendons, eyes and arteries. Chenodiol is not yet indicated for the treatment of CTX but has received a medical necessity determination in the U.S. by the FDA.
About Mirum Pharmaceuticals, Inc.
Mirum Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to transforming the treatment of rare diseases affecting children and adults. Mirum has three approved medications: LIVMARLI® (maralixibat) oral solution, CHOLBAM® (cholic acid) capsules, and CHENODAL® (chenodiol) tablets.

LIVMARLI, an IBAT inhibitor, is approved for the treatment of two rare liver diseases affecting children and adults. It is approved for the treatment of cholestatic pruritus in patients with Alagille syndrome in the U.S. (three months and older), in Europe (two months and older), and in other regions globally. It is also approved in the U.S. in cholestatic pruritus in PFIC patients 12 months of age and older; in Europe, it is approved for patients with PFIC three months of age and older. CHOLBAM is FDA-approved for the treatment of bile acid synthesis disorders due to single enzyme deficiencies and adjunctive treatment of peroxisomal disorders in patients who show signs or symptoms or liver disease. CHENODAL has received medical necessity recognition by the FDA to treat patients with cerebrotendinous xanthomatosis (CTX).
Mirum’s late-stage pipeline includes two investigational treatments for debilitating liver diseases. Volixibat, an IBAT inhibitor, is being evaluated in two potentially registrational studies including the Phase 2 VISTAS study for primary sclerosing cholangitis (PSC) and Phase 2b VANTAGE study for primary biliary cholangitis. Lastly, chenodiol, has been evaluated in a Phase 3 clinical study, RESTORE, to treat patients with CTX, with positive topline results reported in 2023. Mirum has submitted a new drug application with the FDA for the approval of chenodiol to treat CTX in the U.S.
To learn more about Mirum, visit mirumpharma.com and follow Mirum on Facebook, LinkedIn, Instagram and Twitter (X).
Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, continued commercial success for our approved products, including continued growth in year over year net product sales, being on track to achieve our financial guidance, delivering life changing medicines for patients suffering from rare diseases, the results, conduct and progress of Mirum’s ongoing and planned studies for its product candidates, and the regulatory approval path for its product candidates globally. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “will,” “could,” “would,” “guidance,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Mirum’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Mirum’s business in general and the other risks described in Mirum’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Mirum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. A further description of risks and uncertainties can be found in Mirum’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors,” as well as in its subsequent reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission and available at www.sec.gov.

Mirum Pharmaceuticals, Inc.
Condensed Consolidated Statement of Operations Data
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Product sales, net	$77,760	$32,497	$146,677	$61,595
License and other revenue	115	5,000	420	7,500
Total revenue	77,875	37,497	147,097	69,095
Operating expenses:
Cost of sales (1)	20,227	6,812	38,057	11,791
Research and development	32,672	22,009	64,894	45,557
Selling, general and administrative	49,208	32,949	94,846	63,168
Total operating expenses (2)	102,107	61,770	197,797	120,516
Loss from operations	(24,232)	(24,273)	(50,700)	(51,421)
Other income (expense):
Interest income	3,486	3,627	7,119	5,899
Interest expense	(3,569)	(3,726)	(7,146)	(7,968)
Loss from termination of revenue interest purchase agreement	—	(49,076)	—	(49,076)
Other income (expense), net	312	(274)	2,069	(1,085)
Net loss before provision for income taxes	(24,003)	(73,722)	(48,658)	(103,651)
Provision for income taxes	635	316	1,259	517
Net loss	(24,638)	(74,038)	(49,917)	(104,168)

Net loss per share, basic and diluted	$(0.52)	$(1.94)	$(1.06)	$(2.75)
Weighted-average shares of common stock outstanding, basic and diluted	47,235,080	38,107,334	47,081,315	37,892,513

(1) Amounts include intangible amortization expense as follows:

Intangible amortization	$5,593	$1,258	$10,995	$2,517

(2) Amounts include stock-based compensation expense as follows:

Cost of sales	$318	$—	$318	$—
Research and development	3,546	2,672	7,407	5,387
Selling, general and administrative	7,971	5,685	15,560	11,531
Total stock-based compensation	$11,835	$8,357	$23,285	$16,918

Mirum Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheet Data
(Unaudited)

	June 30, 2024	December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$233,245	$286,326
Short-term investments	45,126	—
Accounts receivable	60,430	67,968
Inventory	20,438	22,312
Prepaid expenses and other current assets	8,590	10,935
Total current assets	367,829	387,541
Restricted cash	250	—
Long-term investments	17,075	—
Intangible assets, net	261,768	252,925
Other noncurrent assets	13,832	6,155
Total assets	$660,754	$646,621
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,842	$7,416
Accrued expenses	101,394	78,544
Operating lease liabilities, current	1,072	1,104
Total current liabilities	112,308	87,064
Operating lease liabilities, noncurrent	8,244	617
Convertible notes payable, net	307,242	306,421
Other liabilities	3,972	3,849
Total liabilities	431,766	397,951
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	5	5
Additional paid-in capital	835,616	803,260
Accumulated deficit	(606,156)	(556,239)
Accumulated other comprehensive (loss) income	(477)	1,644
Total stockholders’ equity	228,988	248,670
Total liabilities and stockholders’ equity	$660,754	$646,621
Contacts
Investor Contact:
Andrew McKibben
ir@mirumpharma.com
Media Contact:
Erin Murphy
media@mirumpharma.com